                                    EXHIBIT


                               99. PRESS RELEASE
                               -----------------



TO: S. DENZ     FROM: PRNEWSWIRE CL (800)828-3133     12-23-1999 03:48PM EST p.1
--------------------------------------------------------------------------------

DOW JONES NEWS SERVICE VIA DOWVISION                  12/23/99 03:08 PM
--------------------------------------------------------------------------------

                DJ PSH Master Partner Stops Claims Against Partnership >PSHPZ

         COLUMBUS, Ohio (Dow Jones)--Equity Resource Pilgrim Fund, a limited partner of PSH Master LP I (PSHP2), agreed to stop its claims related to the sale of partnership hotels in 1997.

         In a press release Thursday, PSH Master said Equity Resource discontinued its claims against James Pickett, chairman of PH Management Co.; Stephen Denz, secretary of PH Management; PC Development LP and Nuho Co.

         The partnership will make a final distribution of $950,000 to its limited partners on Dec. 28.

         As reported Jan. 9, 1998, PSH distributed $15.7 million as a partial liquidating distribution from the sale of the partnership's three hotels.

         PSH Master trades on the over-the-counter Bulletin Board.

-Donna Fuscaldo; Dow Jones Newswires; 201-938-5388


(END) DOW JONES NEWS 12-23-99

03:08 PM

Copyright 1999 Dow Jones & Company, Inc.